UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 3.02    Unregistered Sales of Equity Securities.

CytoDyn Inc. (the “Company”) is providing this disclosure because, as of August 11, 2023, its unregistered sales of equity securities that had not been reported previously, in the aggregate, exceeded 5% of the shares of its common stock outstanding as of March 31, 2023.

Issuances of Shares in Convertible Note Exchange Transactions

In each of April, May, July and August 2023, the Company and the holder of its secured convertible promissory note issued April 2, 2021, in partial satisfaction of the holder’s redemption rights, entered into exchange agreements pursuant to which the original note was partitioned and a new note was issued, resulting in an aggregate principal reduction of $2.0 million. The new notes were exchanged concurrently with issuance for a total of approximately 9.8 million newly issued shares of common stock. The Company relied on the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the exchange transactions.

Private Placements of Common Stock and Warrants through Placement Agent

In April 2023, the Company sold a total of approximately 0.5 million units consisting of common stock and warrants in exchange for proceeds totaling approximately $0.1 million, net of offering costs, as part of a follow-on offering with the same terms as an offering earlier in 2023. The offering was made through a placement agent exclusively to accredited investors. Each unit sold included a fixed combination of one share of common stock and one warrant to purchase one share of common stock. The purchase price per unit was $0.23. The warrants issued to investors were fully exercisable and have a five-year term and an exercise price of $0.50 per share. In connection with the offering, the Company paid the placement agent a total cash fee of approximately $13.8 thousand and issued warrants to purchase a total of approximately 75.0 thousand shares of common stock with an exercise price of $0.23 per share and a ten-year term to the placement agent and its designees.

In June 2023, the Company commenced a new private placement (the “Mid-2023 Offering”) to accredited investors of units through a placement agent. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock. The purchase price per unit will be equal to 90% of the lower of (i) the intraday volume weighted average price (“VWAP”) of the common stock as of the first closing on July 31, 2023, and (ii) the intraday VWAP on the date of the final closing in the Mid-2023 Offering, which has not yet occurred. As of August 11, 2023, the Company had received binding subscription agreements to purchase an estimated total of approximately 5.4 million units at a total purchase price of approximately $1.1 million, based on a price of $0.20 per unit.

The warrants to be issued to investors in the Mid-2023 Offering will be fully exercisable and will have a five-year term and an exercise price of $0.50 per share. The warrants will be exercisable in full when issued. Other than as described above, the terms of the warrants will be substantially similar to the form of warrant filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2021.

As a fee to the placement agent in the Mid-2023 Offering, the Company has agreed to pay a cash fee equal to 12% of the gross proceeds received from qualified investors. The Company has also agreed to issue to the placement agent or its designees warrants with a 10-year term to purchase 15% of the total number of shares of common stock sold to qualified investors in the Mid-2023 Offering.

The Company has agreed to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “SEC”), and cause the SEC to declare effective, a registration statement under the Securities Act covering the resale of the shares and shares covered by warrants to purchase shares of common stock issued in the private placements described above.

The Company relied on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act in the sale and issuance of shares and warrants in the private placements described above.

Placement Agent Notes

During the period from April 28, 2023 through June 23, 2023, the Company issued secured promissory notes with an 18-month term to accredited investors with an aggregate principal amount of approximately $2.3 million through a placement agent (the “Placement Agent Notes”). The Placement Agent Notes provided for accrual of interest at an annual rate of 6% and were secured by the net cash recovery, if any, by the Company in its dispute with Amarex Clinical Research LLC. As part of the sale, the Company issued fully exercisable warrants to purchase an aggregate of approximately 2.3 million shares of common stock with a three-year term and an exercise price of $0.50 per share. The Company also issued fully exercisable warrants to purchase approximately 0.7 million shares of common stock to the placement agent with a ten-year term and an exercise price of $0.26 per share and paid a total cash fee of approximately $0.2 million.

The principal and accrued interest on the Placement Agent Notes originally were convertible into shares of common stock solely upon default by the Company. In July 2023, the Company and the investors in the Placement Agent Notes entered into amended terms pursuant to which the aggregate principal of and accrued interest on the Placement Agent Notes were converted into and will match the unit pricing of the Mid-2023 Offering described above, representing a total of approximately 11.5 million shares of common stock based on a price of $0.20 per unit. Additional fully exercisable warrants to purchase a total of approximately 11.5 million shares of common stock at a price of $0.306 per share were issued to the investors in connection with the conversion.

Other than as described above, the terms of the warrants issued in the foregoing offering and conversion of the Placement Agent Notes are substantially similar to the form of warrant filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2021.

The Company has agreed to use commercially reasonable efforts to prepare and file with the SEC, and cause the SEC to declare effective, a registration statement under the Securities Act covering the resale of the shares and shares covered by warrants to purchase shares of common stock issued in the offering and conversion of the Placement Agent Notes described above.

The Company relied on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act in connection with the foregoing offering and conversion of the Placement Agent Notes and the warrants issued in connection with the offering and conversion described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: August 17, 2023	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer and Interim President